Exhibit 99.1

CONSULTING AGREEMENT

This Consulting Agreement, effective as of April 24, 2008 (this “Agreement”), is between Dan Harness (“Consultant”) and Sensus Metering Systems Inc., a Delaware corporation (the “Company”).

WITNESSETH:

WHEREAS, the Company is a wholly-owned subsidiary of Sensus Metering Systems (Bermuda 3) Ltd., a company organized under the laws of Bermuda (“Bermuda 3”), which is a wholly-owned subsidiary of Sensus Metering Systems (Bermuda 2) Ltd., a company organized under the laws of Bermuda (“Bermuda 2”), which is a wholly-owned subsidiary of Sensus Metering Systems (Bermuda 1) Ltd., a company organized under the laws of Bermuda (“Holdings”);

WHEREAS, the Company and Consultant entered into an Employment and Non-Interference Agreement, dated as of December 17, 2003 (as amended, restated or otherwise modified, the “Employment Agreement”), which is attached hereto as Schedule I;

WHEREAS, Holdings and Consultant entered into a Restricted Share Agreement, dated as of March 5, 2004 (as amended, restated or otherwise modified, the “RSA Agreement”);

WHEREAS, Holdings, Consultant and certain other members of the Company’s management entered into a Management Subscription and Shareholders Agreement, dated as of March 5, 2004 (as amended, restated or otherwise modified, the “Management Subscription Agreement”);

WHEREAS, the Company and Consultant have agreed to terminate Consultant’s employment with effect from and after June 30, 2008;

WHEREAS, the Company wishes to retain and Consultant is willing to provide the services and valuable expertise of Consultant as provided herein;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

1. Resignation. Consultant hereby resigns from his position as Chief Executive Officer and President of the Company and from any officer or director position he held with Holdings, Bermuda 2, the Company and their respective subsidiaries or affiliates with effect from and after June 30, 2008; provided that Consultant shall continue to serve as a member of the Board of Directors of the Company, Bermuda 1, Bermuda 2 and Bermuda 3. The Company hereby accepts such resignation.

2. Treatment of Employment Agreement.

(a) Restrictive Provisions. The Company and Consultant agree that (i) Consultant’s Term of Employment (under and as defined by the Employment Agreement) has been validly terminated with effect from and after June 30, 2008 and (ii) the “Restricted Period” for purposes of Section 7 of the Employment Agreement shall begin as of June 30, 2008 and continue for 24 months following the expiration or termination of the Consulting Term (as defined below).

(b) Benefits. Consultant shall be entitled to (i) accrued and unpaid base salary, for periods prior to June 30, 2008, payable in regular installments in accordance with the Company’s normal payroll practices and in accordance with applicable law, (ii) a bonus, if any, in respect of the Company’s fiscal year ending March 31, 2008, payable at such time as bonuses are paid to other executives, (iii) a lump sum payment equal to $1,691.20, payable no later than June 30, 2008 [Note that this represents the annual conversion cost of the disability plan], and (iv) any other benefits required by law to be provided after termination of employment under the circumstances. Nothing in this Agreement shall be construed as requiring Consultant to be treated as employed by the Company for purposes of any employee compensation or benefit plans following June 30, 2008. No additional amounts shall be owing by the Company to Consultant under or in respect of the Employment Agreement.

(c) Nonqualified Supplemental Retirement Plan. Consultant acknowledges, and Consultant and the Company agree, that the Company shall make no further contributions under or with respect to The Sensus Metering Systems, Inc. Nonqualified Supplemental Retirement Plan FBO Dan Harness (including any joinder agreements relating thereto) (the “SERP Plan”). Pursuant to the authority reserved to the Company under the SERP Plan, the Company will make payment of Consultant’s entire interest under the SERP Plan in a lump sum on December 31, 2008.

(d) Further Effect. The Company and Consultant agree that the Employment Agreement shall continue to have force and effect to the extent contemplated by Section 4(e) thereof.

3. Treatment of RSA Agreement.

(a) Restrictive Provisions. Holdings and Consultant agree, effective as of the date hereof, that the “Restricted Period” for purposes of Section 3 of the RSA Agreement shall begin as of the date hereof and continue for 24 months following the expiration or termination of the Consulting Term.

(b) Vesting. In accordance with Section 2 of the RSA Agreement, Harness will vest in his Restricted Shares on December 31, 2008, subject to his rights and obligations under the RSA Agreement,

(c) Further Effect. Holdings and Consultant agree that the RSA Agreement, as amended by this Section 3, shall continue to have force and effect.

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4. Treatment of Management Subscription Agreement.

(a) Restrictive Provisions. Holdings and Consultant agree that, effective as of the date hereof, the “Restricted Period” for purposes of Section 9 of the Management Subscription Agreement shall begin as of the date hereof and continue for 24 months following the expiration or termination of the Consulting Term (as defined below).

(b) Further Effect. Holdings and Consultant agree that the Management Subscription Agreement, as modified by this Section 4 with respect to Consultant, shall continue to have force and effect.

5. Consulting Services to the Company.

(a) Services. The Company hereby retains Consultant to serve, and Consultant hereby agrees to serve, as the Non-executive Vice Chairman of the Board of Directors of the Company, Bermuda 1, Bermuda 2 and Bermuda 3 on the terms and conditions hereinafter set forth. Consultant will provide services to the Company consistent with Consultant’s position as the Non-executive Vice Chairman of the Board of Directors (the “Services”), as reasonably requested by the Board of Directors, from time to time. As a director of the Company, Consultant shall continue to benefit from the Company’s obligations from time to time to indemnify, defend and hold harmless members of its Board of Directors, subject to applicable law.

(b) Regulations; No Authority; Other Activities. Nothing contained herein shall require Consultant to follow any directive or to perform any act which would violate any laws, ordinances, regulations or rules of any governmental, regulatory or administrative body, agent or authority, any court or judicial authority, or any public, private or industry regulatory authority (collectively, “Regulations”). Consultant shall have no authority to and may not solicit any orders for the Company or its affiliates, nor offer anything for sale on behalf of the Company or its affiliates or enter contracts or binding commitments or arrangements on behalf of the Company or its affiliates. The Company acknowledges that Consultant may, subject to Section 7(b) of the Employment Agreement, Section 3(b) of the RSA Agreement and Section 9(a) of the Management Subscription Agreement, seek and accept other employment during the Consulting Term. Consultant agrees to give the Company ten (10) business days advance notice prior to beginning such other employment.

(c) Payments. During the Consulting Term, the Company shall pay Consultant as follows: (i) through June 30, 2009, his current salary (Four Hundred Seventy Thousand Dollars ($470,000)), payable in regular installments in accordance with the Company’s normal payroll practices; (ii) effective July 1, 2009 through June 30, 2010, at the rate of Twenty Thousand Dollars ($20,000) per month and (iii) effective July 1, 2010 through June 30, 2011, at the rate of Ten Thousand Dollars ($10,000) per month. Such amounts in clauses (ii) and (iii) shall be paid by the Company on the last business day of the applicable month in arrears during the Consulting Term. If Consultant and the Company agree for Consultant to provide services to the Company beyond the Services, Consultant and the Company shall mutually agree as to the appropriate compensation of Consultant for such additional services. During the Consulting Term,

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reasonable and documented expenses incurred by Consultant in performing the Services hereunder shall be reimbursed by the Company in accordance with the Company’s policies; provided, however, that to the extent that any such reimbursements are taxable to Consultant, such reimbursements shall be made on or before the last day of the year following the year in which the expense was incurred, the amount of the expenses eligible for reimbursement during one year shall not affect the amount of expenses eligible for reimbursement in any other year, and the right to reimbursement shall not be subject to liquidation or exchange for another benefit.

(d) Benefits. For the portion of the Consulting Term commencing on June 30, 2008 and ending on June 30, 2009, Consultant shall be entitled to (i) a company car as set forth in section 6(b) of the Employment Agreement (as amended or otherwise modified), (ii) coverage under the Company’s group medical and dental plans available to the Company’s senior executives from time to time (the “Coverages”), and (iii) coverage under a ten-year term life insurance policy with a death benefit of $1,000,000 subject to Consultant’s insurability. Consultant shall be required to pay for the cost of the Coverages at the same rate as in effect for the Company’s senior executives for the same type and level of coverage and Consultant agrees to take such actions as reasonably requested by the Company to enable the Company to obtain a group term life insurance policy as contemplated by clause (iii) above (such as complying with any applicable underwriting requirements). Except as set forth in Section 2 above, Consultant understands and agrees that Consultant shall not be entitled to rights or privileges applicable to employees of the Company, including any bonus, benefit plans, pension plans, SERP Plan and group insurance. To the extent that contributions are required from Consultant for any of the Coverages, Consultant’s coverage under the applicable Coverage shall cease for any period after Consultant fails to pay the required contribution for such Coverage. If the Consultant maintains group medical coverage and/or group dental coverage in accordance with this Section 5(d) through June 30, 2009, the applicable COBRA continuation period for group medical and/or group dental coverage, as applicable, shall begin as of June 30, 2009 and any period of coverage provided pursuant to this Agreement will not reduce the maximum COBRA coverage period.

(e) Consulting Term. The “Consulting Term” shall commence on June 30, 2008 and end on the earlier of (i) June 30, 2011 or (ii) the date the Company, in its sole discretion, terminates this Agreement; provided, however, that in case of any such termination without Cause or Material Breach (as such terms are defined in the Employment Agreement) that occurs prior to June 30, 2011, the Company shall pay Consultant, subject to Consultant’s continuing compliance with this Agreement, the Employment Agreement, the RSA Agreement and the Management Subscription Agreement, any and all amounts owing to Consultant under Section 5(c) for the period beginning on the termination date and ending on June 30, 2011, such payments to be made at the times specified and otherwise in accordance with Section 5(c); and provided, further, that, in the event the Company, in its sole discretion, terminates this Agreement, the Company shall give Consultant ten (10) business days written notice prior to such termination.

(f) Taxes. Consultant shall be responsible and liable for reporting to and payment to the proper authorities of all insurance premiums, worker’s compensation premiums, health tax and similar contributions which are required by law and all other employment expenses or other levies or taxes for which Consultant may be liable at law. Consultant acknowledges and agrees

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that the Company shall not be required to make any deductions or contributions in connection with this Agreement; provided, however, that any payments under this Agreement that are attributable to the period of Consultant’s employment with the Company prior to June 30, 2008 shall be subject to all applicable withholding taxes.

6. Defense of Claims. Consultant agrees that, from the date hereof, and continuing for a reasonable period after termination of the Consulting Term, Consultant will cooperate with the Company in defense of any claims that may be made against the Company provided such defense does not interfere with Consultant’s then current employment. The Company agrees to reimburse Consultant for all of Consultant’s reasonable out-of-pocket expenses associated with such cooperation, including travel expenses and the fees and expenses of Consultant’s legal counsel; provided, however, that to the extent that any such fees and expenses are taxable to Consultant, such reimbursement shall be made on or before the last day of the year following the year in which the fee or expense was incurred, the amount of the fees or expenses eligible for reimbursement during one year shall not affect the amount of fees or expenses eligible for reimbursement in any other year, and the right to reimbursement shall not be subject to liquidation or exchange for another benefit.

7. Independent Contractor. Except as provided for in this Agreement, Consultant shall not be entitled to any commissions, fees, profits, salaries, reimbursements, or other compensation or remuneration during the Consulting Term or thereafter for any services performed by Consultant in any capacity whatsoever, whether for the Company or any corporation controlling, controlled by, or under common control with the Company. Consultant shall not be deemed an employee of the Company but rather an independent contractor for all purposes.

8. Notice. Any notice, request, demand or other communication required or permitted to be given under this Agreement shall be given in writing and if delivered personally, sent by certified or registered mail, return receipt requested or sent by overnight courier as follows (or to such other addressee or address as shall be set forth in a notice given in the same manner):

If to Consultant:	Dan Harness 7525 Tynewind Drive Wake Forest, NC 27587

If to the Company or Holdings:	Sensus Metering Systems Inc. c/o The Jordan Company L.P. 767 Fifth Avenue, 48th Floor New York, NY 10153 Attention; Jonathan F. Boucher

with a copy to:	Mayer Brown LLP 1675 Broadway New York, NY 10019 Attention: Philip O. Brandes

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Any such notices shall be deemed to be given on the date personally delivered or such return receipt is issued or the day after if sent by overnight courier.

9. Consultant’s Representations. Consultant hereby warrants and represents to the Company that: (i) Consultant has carefully reviewed this Agreement and has consulted with such advisors as Consultant considers appropriate in connection with this Agreement or has deliberately chosen not to obtain independent legal advice; (ii) the release set forth in Section 19 refers to and waives any and all rights or claims that he may have arising under the Age Discrimination in Employment Act, as amended, and (iii) Consultant understands all rights and obligations under this Agreement and that he is executing this Agreement voluntarily.

10. Company’s Obligation. Consultant agrees and acknowledges that the obligations owed to Consultant under this Agreement are solely the obligations of the Company, and that none of the members, stockholders, directors, officers or lenders of the Company will have any obligations or liabilities in respect of this Agreement and the subject matter hereof,

11. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. If any court determines that any provision of this Agreement is unenforceable and therefore acts to reduce the scope or duration of such provision, the provision in its reduced form, shall then be enforceable.

12. Waiver of Breach. The waiver by the Company or Consultant of a breach of any provision of this Agreement by any other party shall not operate or be construed as a waiver of any other breach of such other party.

13. Assignment; Third Parties. The Company may assign or otherwise transfer this Agreement or any right or obligation under this Agreement to any other person or entity. Consultant shall not assign or otherwise transfer this Agreement or any right or obligation under this Agreement to any other person or entity. This Agreement shall inure to the benefit of, and be enforceable by, the Company’s successors and assigns and Consultant’s personal or legal representatives, executors, administrators and heirs. Consultant’s interests under this Agreement are not subject to the claims of his creditors and may not otherwise be voluntarily or involuntarily assigned, alienated or encumbered. The parties agree and acknowledge that each of Bermuda 2 and Holdings are intended to be third party beneficiaries of, and have rights and interests in respect of, this Agreement.

14. Amendment; Survival; Entire Agreement. This Agreement may not be changed orally but only by an agreement in writing agreed to by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. This Agreement, together with Section 4(e) of the Employment Agreement, the RSA Agreement and the Management Subscription Agreement, constitutes the entire agreement among the parties concerning the

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subject matter hereof and supersedes in its entirety all prior and contemporaneous agreements, if any, between the parties thereto. The terms of Sections 2(a), 2(b), 2(c), 3(a), 3(c), 4(a), 4(b), 5(e) and 6-20 of this Agreement shall survive the termination of this Agreement or the Consulting Term. Consultant and the Company agree that the language used in this Agreement is the language chosen by the parties to express their mutual intent, and that no rule of strict construction is to be applied against any party hereto.

15. Choice of Law; Litigation.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IN THE EVENT OF ANY BREACH OF THIS AGREEMENT, THE NON-BREACHING PARTY WOULD BE IRREPARABLY HARMED AND COULD NOT BE MADE WHOLE BY MONETARY DAMAGES, AND THAT, IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED AT LAW OR IN EQUITY, THE PARTIES SHALL BE ENTITLED TO SUCH EQUITABLE OR INJUNCTIVE RELIEF AS MAY BE APPROPRIATE. THE CHOICE OF FORUM SET FORTH IN THIS SECTION 15 SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OF A DELAWARE COURT, OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SUCH A JUDGMENT, IN ANY OTHER APPROPRIATE JURISDICTION.

(b) IN THE EVENT ANY PARTY TO THIS AGREEMENT COMMENCES ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, THE PARTIES TO THIS AGREEMENT HEREBY (1) AGREE UNDER ALL CIRCUMSTANCES ABSOLUTELY AND IRREVOCABLY TO INSTITUTE ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN A COURT OF COMPETENT JURISDICTION LOCATED WITHIN THE STATE OF DELAWARE; (2) AGREE THAT IN THE EVENT OF ANY SUCH LITIGATION, PROCEEDING OR ACTION, SUCH PARTIES WILL CONSENT AND SUBMIT TO THE PERSONAL JURISDICTION OF ANY SUCH COURT DESCRIBED IN CLAUSE (a) OF THIS SECTION 15 AND TO SERVICE OF PROCESS UPON THEM IN ACCORDANCE WITH THE RULES AND STATUTES GOVERNING SERVICE OF PROCESS; (3) AGREE TO WAIVE TO THE FULL EXTENT PERMITTED BY LAW ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH LITIGATION, PROCEEDING OR ACTION IN ANY SUCH COURT OR THAT ANY SUCH LITIGATION, PROCEEDING OR ACTION WAS BROUGHT IN ANY INCONVENIENT FORUM; (4) AGREE, AFTER CONSULTATION WITH COUNSEL, TO WAIVE ANY RIGHTS TO A JURY TRIAL TO RESOLVE ANY DISPUTES OR CLAIMS RELATING TO THIS AGREEMENT; (5) AGREE TO DESIGNATE, APPOINT AND DIRECT AN AUTHORIZED AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS AND DOCUMENTS IN ANY LEGAL PROCEEDING IN THE STATE OF DELAWARE; (6) AGREE TO PROVIDE THE OTHER PARTIES TO THIS AGREEMENT WITH THE NAME, ADDRESS AND FACSIMILE NUMBER OF SUCH AGENT; (7) AGREE AS AN ALTERNATIVE METHOD OF SERVICE TO SERVICE OF

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PROCESS IN ANY LEGAL PROCEEDING BY MAILING OF COPIES THEREOF TO SUCH PARTY AT ITS ADDRESS SET FORTH HEREIN FOR COMMUNICATIONS TO SUCH PARTY; (8) AGREE THAT ANY SERVICE MADE AS PROVIDED HEREIN SHALL BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (9) AGREE THAT NOTHING HEREIN SHALL AFFECT THE RIGHTS OF ANY PARTY TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. TO THE EXTENT PERMITTED BY LAW IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, AND AGREE TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

16. Headings. The headings contained in this Agreement are for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

17. Further Action. The parties agree to perform any further acts and to execute and deliver any documents which may be reasonable to carry out the provisions hereof.

18. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19. General Release; Covenant Not To Sue.

(a) In consideration of the payments to be made by the Company to Consultant in Section 5, Consultant, with full understanding of the contents and legal effect of this release and having the right and opportunity to consult with his counsel, releases and discharges the Company, its officers, directors, board members, supervisors, managers, employees, agents, representatives, attorneys, divisions, subsidiaries, shareholders and affiliates, and all related entities of any kind or nature, and its and their predecessors, successors, heirs, executors, administrators, and assigns (collectively, the “Company Released Parties”) from any and all claims, actions, causes of action, grievances, suits, charges, or complaints arising from any alleged violation by the Released Parties under the Age Discrimination in Employment Act of 1967, as amended; Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1866, as amended by the Civil Rights Act of 1991 (42 U.S.C. § 1981); the Rehabilitation Act of 1973, as amended; the Employee Retirement Income Security Act of 1974, as amended; and other similar state or local laws; the Americans with Disabilities Act; the Worker Adjustment and Retraining Notification Act; the Equal Pay Act; Executive Order 11246; Executive Order 11141; and any other statutory claim, employment or other contract or implied contract claim or common law claim for wrongful discharge, breach of an implied covenant of good faith and fair dealing, defamation, or invasion of privacy arising out of or involving his employment with the Company or the termination of his employment with the Company (collectively the “Released Claims”). Consultant further acknowledges that he is aware that statutes exist that render null and void releases and discharges of any claims, rights, demands, liabilities, action and causes of action which are unknown to the releasing or discharging part at the time of execution of the release and discharge. Consultant hereby expressly waives, surrenders and agrees to forego any protection to which he would otherwise be entitled by virtue of the existence of any such statute in any jurisdiction including, but not limited to, the State of North Carolina. However, nothing

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in this Section 19(a) shall constitute a release or waiver of any claims of Consultant that may arise under this Agreement, the Employment Agreement, the RSA Agreement and the Management Subscription Agreement.

(b) Consultant agrees not to bring, file, charge, claim, sue or cause, assist, or permit to be brought, filed, charged or claimed any action, cause of action, or proceeding regarding or in any way related to any Released Claim, and further agrees that his release is, will constitute and may be pleaded as, a bar to any such claim, action, cause of action or proceeding. If any government agency or court assumes jurisdiction of any charge, complaint, or cause of action covered by this release, Consultant will not seek and will not accept any personal equitable or monetary relief in connection with such investigation, civil action, suit or legal proceeding.

20. Consideration and Revocation. CONSULTANT SHALL BE GIVEN TWENTY ONE (21) DAYS FROM RECEIPT OF THIS AGREEMENT TO CONSIDER WHETHER TO SIGN THE AGREEMENT. CONSULTANT AGREES THAT CHANGES OR MODIFICATIONS TO THIS AGREEMENT DO NOT RESTART OR OTHERWISE EXTEND THE ABOVE TWENTY ONE (21) DAY PERIOD. MOREOVER, CONSULTANT SHALL HAVE SEVEN (7) DAYS FOLLOWING EXECUTION TO REVOKE THIS AGREEMENT IN WRITING TO THE COMPANY AND THIS AGREEMENT SHALL NOT TAKE EFFECT UNTIL THOSE SEVEN (7) DAYS HAVE ENDED. IF CONSULTANT SIGNS THIS AGREEMENT LESS THAN 21 DAYS AFTER HE RECEIVES IT FROM THE COMPANY, HE CONFIRMS THAT HE DOES SO VOLUNTARILY AND WITHOUT ANY PRESSURE OR COERCION FROM ANYONE AT THE COMPANY.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SENSUS METERING SYSTEMS INC.

By:	/s/ Jonathan F. Boucher
Name:	Jonathan F. Boucher
Title:	Authorized Representative

CONSULTANT

/s/ Dan Harness
Dan Harness

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SCHEDULE I

EMPLOYMENT AND NON-INTERFERENCE AGREEMENT

[See attached.]

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EMPLOYMENT AND NON-INTERFERENCE AGREEMENT

This Employment and Non-interference Agreement, dated as of December 17, 2003 (the “Agreement”), is by and between Dan Harness (the “Executive”) and Sensus Metering Systems Inc., a Delaware corporation (the “Company”), which is a wholly-owned subsidiary of Sensus Metering Systems (Bermuda 2) Ltd., a company organized under the laws of Bermuda (“Bermuda 2”), which is a wholly-owned subsidiary of Sensus Metering Systems (Bermuda 1) Ltd., a company organized under the laws of Bermuda (“Holdings”).

WITNESSETH:

WHEREAS, the Company wishes to obtain the future services of the Executive for the Company and its divisions and direct and indirect subsidiaries; and

WHEREAS, the Executive is willing, upon the terms and conditions herein set forth, to provide services hereunder; and

WHEREAS, the Company wishes to secure the Executive’s non-interference, upon the terms and conditions herein set forth;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Nature of Employment; Term of Employment.

The “Term of Employment” shall commence as of the date hereof, and extend to December 31, 2006, unless sooner terminated as hereinafter provided; provided, that such term shall continue for the twelve month period following December 31, 2006, and for each twelve month period thereafter, unless at least 90 days prior to the scheduled expiration date, either the Executive or the Company notifies the other of its decision not to continue such term. Should the Executive’s employment be earlier terminated by the Company pursuant to Section 4(a), by the Executive pursuant to Section 4(b) or mutually by both parties pursuant to Section 4(c), the Term of Employment shall end on the date of such earlier termination. Nothing contained herein shall be deemed to be an obligation on the part of the Company to extend the Term of Employment. During the Term of Employment, the Company agrees to retain Executive in its employ, and Executive agrees to remain in the employ of the Company, as President and Chief Executive Officer. Executive will carry out his duties as President and Chief Executive Officer with respect to all the divisions and direct and indirect subsidiaries of Holdings (which companies, together with the Company, shall be referred to collectively as the “Company Group”), subject to the direction of the Holdings’ Board of Directors (the “Board of Directors”).

2. Extent of Employment.

(a) During the Term of Employment, the Executive shall perform his obligations hereunder faithfully and to the best of his ability under the direction of the Board of Directors of Holdings to which the Executive shall directly report, and shall abide by the rules, customs and usages from time to time established by the Company or Holdings.

(b) During the Term of Employment, the Executive shall devote all of his business time, energy and skill to the performance of his duties, responsibilities and obligations hereunder (except for vacation periods and reasonable periods of illness or other incapacity), consistent with past practices and norms in similar positions. The Executive will have such authority and power as are inherent to the undertakings applicable to his position as President and Chief Executive Officer and which are necessary to carry out his responsibilities and the duties required of him hereunder.

(c) Nothing contained herein shall require Executive to follow any directive or to perform any act which would violate any laws, ordinances, regulations or rules of any governmental, regulatory or administrative body, agent or authority, any court or judicial authority, or any public, private or industry regulatory authority (collectively, “Regulations”). Executive will not (i) breach or violate any provision of any Regulations in any material respect or (ii) otherwise act in any manner which might reasonably be expected to have a material adverse effect on the ongoing business, operations, conditions, prospects or other business relationships or properties of any company in the Company Group or Holdings.

3, Compensation.

(a) Base Salary. During the Term of Employment, the Company shall pay compensation to Executive as base compensation for his services hereunder, in substantially equal bi-weekly installments, an annual base salary of $400,000 (the “Base Salary”). The Board of Directors shall annually, and in its sole discretion, determine whether the Base Salary should be increased and, if so, the amount of such increase.

(b) Annual Bonus. During the Term of Employment, in addition to the Base Salary, commencing the fiscal year beginning on April 1, 2004, the Company shall pay to the Executive an annual bonus or performance incentive compensation, up to 50% of Executive’s Base Salary, subject to such performance and other conditions as the Board of Directors, in its sole discretion, shall determine on an annual basis (the “Annual Bonus”) pursuant to the Company’s Bonus Program for its senior executives.

4. Termination.

(a) Company Termination. Subject to the Company’s obligations to make the payments contemplated by Section 4(d), the Term of Employment may be terminated at any time by the Company:

(i) upon the death of Executive;

(ii) in the event that because of physical or mental disability the Executive is unable to perform, and does not perform, as certified by a mutually agreeable competent medical physician, his material duties hereunder for 180 days in any continuous 210 day period;

(iii) for Cause or Material Breach; or

(iv) for any other reason not referred to in clauses (i) through (iii) including nonrenewal of the Term by the Company under Section 1 or no reason, and the Company shall not be required to specify a reason for the termination, provided that termination of the Executive’s employment by the Company shall be deemed to have occurred under this clause (iv) only if it is not for reasons described in clauses (i) through (iii) such that this Agreement, subject to the provisions of Section 4(d), shall be construed as terminable at will by the Company.

Executive acknowledges that no representations or promises have been made concerning the grounds for termination or the future operation of the Company’s business, and that, except as set forth in the following sentence, nothing contained herein or otherwise stated by or on behalf of the Company modifies or amends the right of the Company to terminate Executive at any time, with or without Cause or for Material Breach, Termination shall become effective 30 days after written notice, or, if for Cause or Material Breach, upon the delivery by the Company to the Executive of written notice specifying the basis of such termination and, if for Cause or Material Breach, the specific reasons therefor.

(b) Executive Termination. Subject to the Company’s obligations to make the payments contemplated by Section 4(d), the Term of Employment may be terminated at any time by the Executive:

(i) upon the death of Executive;

(ii) in the event that because of physical or mental disability the Executive is unable to perform, and does not perform, as certified by a mutually agreeable competent medical physician, his material duties hereunder for 180 days in any continuous 210 day period;

(iii) under circumstances involving a material reduction in Executive’s position, authority, base compensation or benefits or a hostile or adverse work environment, taken as a whole; or

(iv) voluntarily or for any reason or no reason not referred to in clauses (i) through (iii) or no reason or non renewal of this Agreement by either Executive or the Company (a “Voluntary Termination”), after 30 days’ prior written notice to the Company and its Board of Directors, provided, that the expiration of the Term of Employment pursuant to Section 1, or any renewal term thereof, will not be considered a Voluntary Termination.

(c) Mutual Termination. Subject to the Company’s obligations to make the payments contemplated by Section 4(d), the Term of Employment may be terminated at any time by the mutual agreement of the Company and the Executive. Any termination of the Executive’s employment by mutual agreement of the parties will be memorialized by an agreement which is reduced to writing and signed by the Executive and a duly appointed officer of the Company.

(d) Severance. If Executive’s employment is terminated for any reason whatsoever, then Executive shall be entitled to (x) accrued and unpaid base salary and benefits (including sick pay, vacation pay and benefits under Section 6) with respect to the period prior to termination, (y) reimbursement for expenses under Section 5 with respect to such period, and (z) any other benefits (including COBRA) required by law to be provided after termination of employment under the circumstances. Except as may otherwise be expressly provided to the contrary in this Agreement, nothing in this Agreement shall be construed as requiring the Executive to be treated as employed by the Company for purposes of any employee benefit plan following the date of the termination of the Executive’s Term of Employment. In the event Executive’s employment is terminated pursuant to:

(1) Sections 4(a)(i) [Death], or 4(a)(ii) [Disability] by the Company, 4(b)(i) [Death], 4(b)(ii) [Disability], 4(b)(iii) [Material Reduction] by the Executive, or 4(c) [Mutual Termination] by the Executive, the Company will also pay to Executive (or his estate or representative) the Executive’s Base Salary for a 12 month period following the actual date the Term of Employment is terminated; provided, however, if the termination of employment occurs after a Change of Control such payment will be the Executive’s Base Salary for a 24 month period; and

(ii) Section (a)(iii) [Cause or Material Breach] by the Company or 4(b)(iv) [Any or No Reason] by the Executive, there will be no additional amounts owing by the Company to Executive under this Agreement from and after such termination; and

(iii) Section 4(a)(iv) [Any or No Reason] by the Company, the Company will pay to Executive the Executive’s base salary through December 31, 2006, the balance of the term of the original Agreement, or for a 12 month period, whichever is longer; provided, however, if the termination of employment occurs after a Change of Control such payment will be through December 31, 2006, the balance of the term of the original Agreement, or for a 24 month period, whichever is longer.

(e) Continuing Provisions. Termination of the Term of Employment will not terminate Sections 7, 8, 9, 10, 12 through 24, and related definitions, or any other provisions not associated specifically with the Term of Employment.

(f) Mitigation. In the event of termination, the Executive shall not have a duty to mitigate the Company’s payment obligations under Section 4(d) by seeking alternative employment; provided, however, that if the Executive does accept alternative employment, payment obligations under Section 4(d) shall be subject to offset by any amounts of base and bonus compensation earned by Executive through such alternate employment.

(g) Company Election. Subject to the terms and conditions of this Agreement, during the period beginning on the date of delivery of a written notice by the Company or the Executive, as the case may be, indicating that the Term of Employment is to be terminated, and ending on the actual date the Term of Employment is terminated, which, in any event, shall be no later than 180 days following the delivery of such notice, the Executive shall continue to perform his duties as set forth in this Agreement, and shall also perform such services for the Company as are necessary and appropriate for a smooth transition to the Executive’s successor, if any. Notwithstanding the foregoing provisions of this Section 4(g), the Company may suspend the Executive from performing his duties under this Agreement following the delivery of a written notice by the Executive providing for the Executive’s resignation, or delivery by the Company of a notice providing for the Executive’s termination of employment for any reason; provided, however, that during the period of suspension (which shall end upon the actual date the Term of Employment is terminated, which in any event shall be no later than 180 days following the delivery of such notice), the Executive shall continue to be treated as employed by the Company for other purposes, and his rights to compensation or benefits shall not be reduced by reason of the suspension.

5. Reimbursement of Expenses.

During the Term of Employment, subject to the approval of the Board of Directors, the Company shall reimburse Executive for reasonable and documented travel, entertainment and other expenses reasonably incurred by Executive in connection with the performance of his duties hereunder and, in each case, in accordance with the rules, customs and usages promulgated by Holdings and the Company from time to time in effect.

6. Benefits.

(a) Vacation. The Executive shall be entitled to five (5) weeks paid vacation.

(b) Company Car. The Company will provide Executive with one (1) leased vehicle for both his business and personal use. If at any time a Company leased vehicle is no longer available for Executive’s use, the Company will provide Executive with an automobile allowance of $700 per month, to be paid each month. The automobile allowance will commence at the time Executive no longer has access to a Company-leased car,

(c) Insurance and Other Plans. The Executive shall be entitled to participate in and be covered by any insurance plan (including but not limited to medical, dental, health, life, accident, hospitalization and disability), profit sharing or other employee benefit plan of the Company, to the same extent and on the same terms as such benefits are or may be provided by the Company, at the sole discretion of the Board of Directors, from time to time to other members of senior management.

(d) Supplemental Retirement Benefits. Executive agrees to provide the Company with the amount of Supplemental Retirement Benefit Plan contributions made by the Company’s predecessor to Executive in 2001, 2002 and 2003. The Company agrees to review such contribution amounts and to make additional Company contributions to Executive’s 401(k) account on an annual basis consistent with such past Supplemental Retirement Benefit contributions during the Term of Employment.

7. Non-Competition/Non-Disclosure Provisions.

(a) Non-Competition. In consideration of this Agreement, the Executive covenants and agrees that during the Term of Employment and, for a period of two (2) years from the date of termination of the Term of Employment (the “Restricted Period”), the Executive shall not, subject to this Section 7, without the express written approval of the Board of Directors of the Company, directly or indirectly, in one or a series of transactions, own, manage, operate, control, invest or acquire an interest in, whether as a proprietor, partner, stockholder, member, lender, director, officer, employee, joint venturer, investor, lessor, supplier, customer, agent, representative or other participant, or otherwise engage or participate in, whether as a proprietor, partner, stockholder, member, lender, director, officer, employee, joint venturer, investor, lessor, supplier, customer, agent, representative or other participant, any business which competes, directly or indirectly, with the Business in the Market (“Competitive Business”) without regard to (A) whether the Competitive Business has its office, manufacturing or other business facilities within or without the Market, (B) whether any of the activities of the Executive occur or are performed within or without the Market or (C) whether the Executive resides, or reports to an office, within or without the Market; provided, however, that (x) the Executive may, anywhere in the Market, directly or indirectly, in one or a series of transactions, own, invest or acquire an interest in up to two percent (2%) of the capital stock of a corporation whose capital stock is traded publicly, or that (y) the Executive may accept employment with a successor company to the Company.

(b) Non-Solicitation. If the Executive’s employment is terminated, then, subject to this Section 7, the Executive shall not during the Restricted Period, without the Company’s prior written consent, (A) directly or indirectly, in one or a series of transactions, recruit, solicit or otherwise induce or influence any proprietor, partner, stockholder, member, lender, director, officer, employee, sales agent, joint venturer, investor, lessor, customer, supplier, agent, representative or any other person which has a business relationship with the Company Group or had a business relationship with the Company Group within the twenty-four (24) month period preceding the date of the incident in question, to discontinue, reduce or modify such employment, agency or business relationship with the Company Group, or (B) employ or seek to employ or cause any Competitive Business to employ or seek to employ any person or agent who is then (or was at any time within twelve (12) months prior to the date the Executive or the Competitive Business employs or seeks to employ such person) employed or retained by the Company Group. Notwithstanding the foregoing, nothing herein shall prevent the Executive from providing a letter of recommendation to an employee with respect to a future employment opportunity.

(c) Non-Disclosure. The Executive further agrees, during and after the Term of Employment, the Restricted Period and thereafter, that the Executive will not, directly or indirectly in one or a series of transactions disclose to any person or use or otherwise exploit for his own benefit or for the benefit of anyone other than the Company Group any Confidential Information (as defined below) whether prepared by the Executive or not provided, however, that any Confidential Information may be disclosed to officers, representatives, employees and agents of the Company Group who need to know such Confidential Information in order to perform the services or conduct the operations required or expected of them in the Business. The Executive shall use his best efforts to prevent the removal of any Confidential Information from the premises of the Company Group, except as required in his normal course of employment by the Company Group. During the Term, the Executive shall use his commercially reasonable efforts to cause all persons or entities to whom Confidential Information shall be disclosed by the Executive hereunder to observe the terms and conditions set forth herein as though each such person or entity was bound hereby. After the Term, the Executive shall not disclose Confidential Information other than to his advisors, representatives and agents who execute a confidentiality agreement whereby they will agree to observe the confidentiality terms and conditions set forth herein. The Executive shall have no obligation hereunder to keep confidential any Confidential Information if and to the extent disclosure of any thereof is specifically required by law;

provided, however, that in the event disclosure is required by applicable law, the Executive shall provide the Company with prompt notice of such requirement to the extent allowed by law, prior to making any disclosure, so that the Company may seek an appropriate protective order. At the request of the Company, the Executive agrees to deliver to the Company all Confidential Information which the Executive may possess or control. The Executive agrees that all Confidential Information of the Company Group (whether now or hereafter existing) conceived, discovered or made by him during his employment with the Company Group exclusively belongs to the Company Group (and not to the Executive). The Executive will promptly disclose such Confidential Information to the Company Group and perform all actions reasonably requested by the Company Group to establish and confirm such exclusive ownership. As used herein, the term “Confidential Information” means any confidential information including, without limitation, any study, data, calculations, software storage media or other compilation of information, patent, patent application, copyright, trademark, trade name, service mark, service name, “know-how”, trade secrets, customer lists, details of client or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans or any portion or phase of any scientific or technical information, ideas, discoveries, designs, computer programs (including source of object codes), processes, procedures, formulas, improvements or other proprietary or intellectual property of the Company Group, whether or not in written or tangible form, and whether or not registered, and including all files, records, manuals, books, catalogues, memoranda, notes, summaries, plans, reports, records, documents and other evidence thereof. The term “Confidential Information” does not include, and there shall be no obligation hereunder with respect to, information that becomes generally available to the public other than as a result of a disclosure by such shareholder not permissible hereunder.

(d) Non-Disparagement. The Executive agrees, during and after the Term of Employment, the Restricted Period and thereafter, that he shall not make any false, defamatory or disparaging statements about Holdings or the Company Group or the officers or directors of Holdings or the Company Group. During and after the Executive’s employment with the Company Group, the Company agrees on behalf of itself and its subsidiaries that neither the officers nor the directors of the Company Group shall make any false, defamatory or disparaging statements about the Executive.

(e) Specific Performance. All the parties hereto agree that their rights under this Section 7 are special and unique and that violation thereof would not be adequately compensated by money damages and each grants the other the right to specifically enforce (including injunctive relief where appropriate) the terms of this Agreement.

8. Defense of Claims.

The Executive agrees that, for the period beginning on the date hereof, and continuing for a reasonable period after termination or expiration of the Term of Employment, the Executive will cooperate with the Company in defense of any claims that may be made against the Company Group, and will cooperate with the Company in the prosecution of any claims that may be made by Company Group, to the extent that such claims may relate to services performed by the Executive for the Company Group. The Executive agrees to promptly inform the Company if he becomes aware of any lawsuits involving such claims that may be filed against Holdings or the Company Group, The Company agrees to reimburse the Executive for all of the Executive’s reasonable out-of-pocket expenses associated with such cooperation, including travel expenses. For periods during and following the Executive’s employment with the Company, the Company agrees to provide reasonable compensation to the Executive for such cooperation in addition to reimbursement of expenses and his reasonable attorneys’ fees, if any.

9. Definitions.

“Annual Bonus” has the meaning set forth in Section 3(b).

“Authority” means any governmental, regulatory or administrative body, agency or authority, any court or judicial authority, any public, private or industry regulatory authority, whether national, Federal, state or local or otherwise, or any Person lawfully empowered by any of the foregoing to enforce or seek compliance with any applicable law, statute, regulation, order or decree.

“Base Salary” has the meaning set forth in Section 3(a).

“Board of Directors” has the meaning set forth in Section 1.

“Business” means the business of providing the following products and services for metering and communication by or for utilities or residential/commercial submetering entities of water, gas, electricity and heat consumption by their customers:

(A)	Residential Water Meters (Velocity, Positive Displacement, Piston or otherwise);

(B)	Commercial / Industrial Water Meters (Turbine, Combination, Propeller, Irrigation, Fire Hydrant, Fire Service, or otherwise);

(C)	Sub Meters - Water, Gas, Electric and Heat;

(D)	Residential Gas Meters (Diaphragm and Ultrasonic);

(E)	Intermediate and Large Capacity Gas Meters (Diaphragm and Ultrasonic);

(F)	Turbine Gas Meters;

(G)	Pressure Regulation Products;

(H)	Correlative Natural Gas, Energy and Density Measurement Products;

(I)	Residential and Polyphase Solid-State Electricity Meters;

(J)	Heat Meters (Velocity and Ultrasonic);

(K)	Heat Integrators;

(L)	Bulk Hot Water Meters;

(M)	Automatic Meter Reading Devices or Systems for any of the foregoing;

(N)	Meter Test Equipment for any of the foregoing;

(O)	Instrumentation for any of the foregoing;

(P)	Meter accuracy testing and recalibration services;

(Q)	Project management services related to Metering and AMR activities; and the business of providing other products and services as follows:

(R)	Pipe Repair, Pipe Tapping and Pipe Joining Products;

(S)	High Pressure, Low Porosity Aluminum Die Castings;

(T)	Services to utilities related to the procurement, testing, repair and management of meter populations; and

(U)	Software applications sold, licensed or offered as a service to utilities and used to manage billing and meter data management for utilities and submetering entities.

“Cause” means any of the following:

(i) Executive’s conviction of, or plea of guilty or nolo contendere to, a felony or a crime involving embezzlement, conversion of property or moral turpitude;

(ii) Executive’s fraud, embezzlement or conversion of property;

(iii) Executive’s conviction of, or plea of guilty or nolo contendere to, a crime involving the acquisition, use or expenditure of federal, state or local government funds;

(iv) an administrative or judicial determination that Executive committed fraud or any other violation of law involving federal, state or local government funds;

(v) Executive’s material violation, with the actual knowledge of Executive, of any obligations imposed upon Executive, personally, as opposed to upon the Company Group, whether as a shareholder or otherwise, under this Agreement, the Memorandum of Association or Bye-Laws of Holdings, the organizational and formation documents of any of Holdings’ direct or indirect subsidiaries, the Management Shareholders Agreement and the Restricted Share Plan and related agreements, if applicable; or

(vi) Executive’s material and knowing failure, to observe or comply with Regulations whether as an officer, shareholder or otherwise, in any material respect or in any manner which would reasonably be expected to have a material adverse effect in respect of the Company Group’s ongoing business, operations, condition (financial and other), prospects and other business relationships;

“Change of Control” shall mean the occurrence of any of the following: (a) the closing of any merger, amalgamation, combination, consolidation or similar business transaction involving the Company in which the majority holders of Common Shares immediately prior to such closing are not the holders, directly or indirectly, of a majority of the Voting securities of the surviving or continuing Person in such transaction or its ultimate controlling Person immediately after such closing; (b) the closing of any sale or transfer by the Company or its Subsidiaries of all or substantially all of the Company’s assets to an acquiring Person in which the majority holders of Common Shares immediately prior to such closing are not the holders of a majority of the Voting securities of the acquiring Person or its ultimate controlling Person immediately after such closing; (c) the closing of any sale by the holders of Common Shares (other than any sale to a Permitted Transferee as defined in the Management Shareholders Agreement and the Shareholders Agreement) of an amount of Common Shares that equals or exceeds a majority of the Common Shares issued and outstanding immediately prior to such closing to a Person in which the holders of a majority of the Common Shares immediately prior to such closing are not the holders of a majority of the Voting securities of such Person or its ultimate controlling Person immediately after such closing.

“Company” has the meaning set forth in the preamble.

“Company Group” has the meaning set forth in Section 1.

“Competitive Business” has the meaning set forth in Section 7(b).

“Confidential Information” has the meaning set forth in Section 7(d).

“Executive” means Dan Harness or his estate, if deceased.

“knowing” and “knowledge” shall each refer to actual knowledge without any duty of investigation.

“Management Shareholders Agreement” means the Management Subscription and Shareholders Agreement, dated March 5, 2004, among Holdings and the shareholders party thereto.

“Market” means any county in the United States of America, or any other country in which the Business was conducted by or engaged in by the Company Group prior to the date hereof or is conducted or engaged in by the Company Group at any time during the Term of Employment.

“Material Breach” means:

(i) Executive’s breach of any of his fiduciary duties to any company in the Company Group or the Company’s stockholders or making of a willful misrepresentation or omission which breach, misrepresentation or omission would reasonably be expected to materially adversely affect the business, properties, assets, condition (financial or other) or prospects of any company in the Company Group;

(ii) Executive’s willful, continual and material neglect or failure to discharge his material duties, responsibilities or obligations prescribed by this Agreement or any other agreement between the Executive and any company in the Company Group (other than arising solely due to physical or mental disability);

(iii) Executive’s habitual drunkenness or substance abuse, which materially interferes with Executive’s ability to discharge his duties, responsibilities and obligations prescribed by this Agreement;

(iv) Executive’s violation of any non-competition, non-solicitation, non-disparagement or confidentiality agreement with any company in the Company Group, including without limitation, those set forth in Section 7 of this Agreement, or any other agreements with any company in the Company Group; and

(v) Executive’s gross neglect of such his duties and responsibilities, as determined by Holdings’ Board of Directors;

provided, for purposes of clauses (i) – (v), to the extent such conduct is able to be remedied or cured by Executive, and such conduct is not cured or remedied after the Company or the Board of Directors has provided Executive with 30 days’ written notice of such circumstances and the possibility of a Material Breach in reasonable detail, and Executive fails to cure such circumstances and Material Breach within those 30 days. No act or omission shall be deemed gross neglect if done, or omitted to be done, in good faith by Executive based upon a resolution duly adopted by the Board of Directors. Whether a breach can be cured or remedied shall be determined by the Board of Directors in its sole discretion.

“Regulations” has the meaning set forth in Section 2(c).

“Restricted Period” has the meaning set forth in Section 7(a).

“Shareholders Agreement” means Shareholders Agreement, dated as of December 17, 2003, by and among the Company and the Shareholders party thereto.

“Term of Employment” has the meaning set forth in Section 1.

“Voluntary Termination” has the meaning set forth in Section 4(b)(iv).

10. Notice.

Any notice, request, demand or other communication required or permitted to be given under this Agreement shall be given in writing and if delivered personally, sent by certified or registered mail, return receipt requested, sent by overnight courier or sent by facsimile transmission (with confirmation and a copy sent by mail within one day) as follows (or to such other addressee or address as shall be set forth in a notice given in the same manner):

If to Executive:	Dan Harness
President and Chief Executive Officer
7525 Tynewind Drive
Wake Forest, NC 27587

If to the Company or the
Board of Directors:	Sensus Metering Systems
c/o The Jordan Company, L.P.
767 Fifth Avenue, 48th Floor
New York, NY 10153
Attention: Jonathan F. Boucher
Facsimile No.: (212)755-5263

Any such notices shall be deemed to be given on the date personally delivered or sent by facsimile transmission or such return receipt is issued or the day after if sent by overnight courier.

11. Executive’s Representations.

The Executive represents, warrants and covenants to Holdings and the Company Group that:

(a) Noncompetes. Executive is not a party to any written employment contract or written agreement not to compete with or solicit from any of his former employers.

(b) Proceedings. To the best of his knowledge and belief, during his tenure with his former employers, the Executive did not engage directly in any activity which would give rise to any disciplinary or other similar proceeding before any federal or state governmental agency or self-regulatory organization, and he has not been subject to or involved in any such proceeding and no such proceeding is threatened,

(c) Sophistication. He is knowledgeable and sophisticated as to business matters, including the subject matter of this Agreement, and that prior to assenting to the terms of this Agreement, or giving the representations and warranties herein, he has been given a reasonable time to review it and has consulted with counsel of his choice.

(d) Regulations. He will not knowingly breach or violate any provision of any Regulations in any material respect or in any manner which might reasonably have a material adverse effect in respect of the ongoing business, operations, conditions, or other business relationships or properties of any of the companies in the Company Group.

12. Company’s Obligation; Taxes.

Executive agrees and acknowledges that the obligations owed to Executive under this Agreement are solely the obligations of the Company, and that none of the Company’s, Holdings’ or their direct and indirect subsidiaries nor their respective stockholders, directors, officers or lenders will have any obligations or liabilities in respect of this Agreement and the subject matter hereof. Any amounts payable to the Executive pursuant to this Agreement shall be subject to withholding and any other applicable taxes.

13. Validity.

If, for any reason, any provision hereof shall be determined to be invalid or unenforceable, the validity and effect of the other provisions hereof shall not be affected thereby.

14. Severability.

If any one or more of the provisions of this Agreement should be ruled wholly or partially invalid or unenforceable by a court of competent jurisdiction, then (i) the validity and enforceability of all provisions of this Agreement not ruled to be invalid or unenforceable shall be unaffected, and (ii) the provision(s) held wholly or partially invalid or unenforceable shall be deemed amended, and such court is authorized to reform the provision(s), to the minimum extent necessary to render them valid and enforceable in conformity with the parties’ intent as manifested herein.

15. Right to Withhold Payments.

Upon the determination of a majority of the Board of Directors that the Executive has breached his obligations in any material respect under Sections 7 or 8 the Company, in addition to pursuing all available remedies under this Agreement, at law or otherwise, and without limiting its right to pursue the same, shall cease all payments to the Executive under this Agreement.

16. Waiver of Breach; Specific Performance.

The waiver by the Company or Executive of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other breach of such other party. Each of the parties (and third party beneficiaries) to this Agreement will be entitled to enforce its rights under this breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that the Company would be irreparably injured by a violation of Sections 7 or 8 of this Agreement, that the provisions of such sections are reasonable and that the Company could not adequately be compensated in monetary damages, in light of the sensitivity of the non-public information of the Company to which the Executive will be exposed and that any party (and third party beneficiaries) may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions in order to enforce or prevent any violations of the provisions of such sections of this Agreement.

17. Assignment; Third Parties.

Neither the Executive nor the Company may assign, transfer, pledge, hypothecate, encumber or otherwise dispose of this Agreement or any of his or its respective rights or obligations hereunder, without the prior written consent of the other. The parties agree and acknowledge that each of Holdings, its direct and indirect subsidiaries and the shareholders of, lenders to and investors therein are intended to be third party beneficiaries of, and have rights and interests in respect of, Executive’s agreements set forth in Sections 7 and 8.

18. Amendment; Entire Agreement.

This Agreement may not be changed orally but only by an agreement in writing agreed to by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. This Agreement, the Shareholders Agreement and the Restricted Stock Agreement constitute the entire agreement between the parties concerning the subject matter hereof and supersedes all prior and contemporaneous agreements, if any, between the parties relating to the subject matter hereof. The enforceability of this Agreement shall not cease or otherwise be adversely affected by the termination of the Executive’s employment with the Company. The Executive and the Company agree that the language used in this Agreement is the language chosen by the parties to express their mutual intent, and that no rule of strict construction is to be applied against any party hereto.

19. Arbitration.

(a) Except with respect to disputes or controversies arising out of Sections 7 or 8 hereto, any dispute between any of the parties hereto or claim by a party against another party arising out of or in relation to this Agreement or in relation to any alleged breach thereof shall be finally determined by arbitration in accordance with the rules then in force by the American Arbitration Association. The arbitration proceedings shall take place in Wilmington, Delaware, or such other location as the parties in dispute hereafter may agree upon; and such proceedings shall be governed by the laws of the State of Delaware as such laws are applied to agreements between residents of such State entered into and to be performed entirely within that State.

(b) The parties shall agree upon one arbitrator, who shall be an individual skilled in the legal and business aspects of the subject matter of this Agreement and of the dispute. If the parties cannot agree upon one arbitrator, each party in dispute shall select one arbitrator and the arbitrators so selected shall select a third arbitrator. In the event the arbitrators cannot agree upon the selection of the third arbitrator, the third arbitrator shall be appointed by the American Arbitration Association at the request of any of the parties in dispute. The arbitrators shall, if possible, be individuals skilled in the legal and business aspects of the subject matter of this Agreement and of the dispute.

(c) The decision rendered by the arbitrator or arbitrators shall be accompanied by a written opinion in support thereof. The decision shall be final and binding upon the parties in dispute without right of appeal. Judgment upon the decision may be entered into any court having jurisdiction thereof, or application may be made to that court for a judicial acceptance of the decision and any other enforcement.

(d) THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IN THE EVENT OF ANY BREACH OF THIS AGREEMENT, THE NON-BREACHING PARTY WOULD BE IRREPARABLY HARMED AND COULD NOT BE MADE WHOLE BY MONETARY DAMAGES, AND THAT, IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED AT LAW OR IN EQUITY, THE PARTIES SHALL BE ENTITLED TO SUCH EQUITABLE OR INJUNCTIVE RELIEF AS MAY BE APPROPRIATE. THE CHOICE OF FORUM SET FORTH IN THIS SECTION 19 SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OF A DELAWARE FEDERAL OR STATE COURT OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SUCH A JUDGMENT IN ANY OTHER APPROPRIATE JURISDICTION.

20. IN THE EVENT ANY PARTY TO THIS AGREEMENT COMMENCES ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN CONNECTION WITH OR RELATING TO THE PROVISIONS OF SECTION 7, THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, THE PARTIES TO THIS AGREEMENT HEREBY (1) AGREE UNDER ALL CIRCUMSTANCES ABSOLUTELY AND IRREVOCABLY TO INSTITUTE ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN A COURT OF

COMPETENT JURISDICTION LOCATED WITHIN DELAWARE, WHETHER A STATE OR FEDERAL COURT; (2) AGREE THAT IN THE EVENT OF ANY SUCH LITIGATION, PROCEEDING OR ACTION, SUCH PARTIES WILL CONSENT AND SUBMIT TO THE PERSONAL JURISDICTION OF ANY SUCH COURT DESCRIBED IN CLAUSE (1) OF THIS SECTION AND TO SERVICE OF PROCESS UPON THEM IN ACCORDANCE WITH THE RULES AND STATUTES GOVERNING SERVICE OF PROCESS (IT BEING UNDERSTOOD THAT NOTHING IN THIS SECTION SHALL BE DEEMED TO PREVENT ANY PARTY FROM SEEKING TO REMOVE ANY ACTION TO A FEDERAL COURT IN DELAWARE; (3) AGREE TO WAIVE TO THE FULL EXTENT PERMITTED BY LAW ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH LITIGATION, PROCEEDING OR ACTION IN ANY SUCH COURT OR THAT ANY SUCH LITIGATION, PROCEEDING OR ACTION WAS BROUGHT IN ANY INCONVENIENT FORUM; (4) AGREE, AFTER CONSULTATION WITH COUNSEL, TO WAIVE ANY RIGHTS TO A JURY TRIAL TO RESOLVE ANY DISPUTES OR CLAIMS RELATING TO THIS AGREEMENT; (5) AGREE TO DESIGNATE, APPOINT AND DIRECT AN AUTHORIZED AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS AND DOCUMENTS IN ANY LEGAL PROCEEDING IN DELAWARE; (6) AGREE TO PROVIDE THE OTHER PARTIES TO THIS AGREEMENT WITH THE NAME, ADDRESS AND FACSIMILE NUMBER OF SUCH AGENT; (7) AGREE AS AN ALTERNATIVE METHOD OF SERVICE TO SERVICE OF PROCESS IN ANY LEGAL PROCEEDING BY MAILING OF COPIES THEREOF TO SUCH PARTY AT ITS ADDRESS SET FORTH HEREIN FOR COMMUNICATIONS TO SUCH PARTY; (8) AGREE THAT ANY SERVICE MADE AS PROVIDED HEREIN SHALL BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (9) AGREE THAT NOTHING HEREIN SHALL AFFECT THE RIGHTS OF ANY PARTY TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. TO THE EXTENT PERMITTED BY LAW IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, AND AGREE TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

21. Further Action.

Executive and the Company agree to perform any further acts and to execute and deliver any documents which may be reasonable to carry out the provisions hereof.

22. Headings.

The headings contained in this Agreement are for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

23. Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[End of page]

IN WITNESS WHEREOF, the parties hereto have set their hands as of the day and year first written above.

EXECUTIVE:

DAN HARNESS

SENSUS METERING SYSTEMS INC

By:
Name:
Title: